SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2007

CONTINENTAL FUELS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	33-33042	22-3161629
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

9901 IH 10 West, Suite 800
San Antonio, Texas 78230

(Address of Principal Executive Offices)

(210) 558-2800

 (Registrant's Telephone Number, including area code)

17503 LaCantera Parkway, Suite 104-B628
San Antonio, Texas 78257

 (Former Name or Address, if Changed Since Last Report)

Section 1.  Registrant’s Business and Operations.

Business Combination of Registrant and Universal Property Development & Acquisition Corp.

On April 23, 2007 (the “Effective Date”), Continental Fuels, Inc. (“we” or the “Registrant”) closed a business combination transaction pursuant to a Stock Purchase Agreement dated April 20, 2007, by and among the Registrant and Universal Property Development & Acquisition Corporation (“UPDA”), a publicly held Nevada corporation (the “SPA”). Pursuant to the SPA, we acquired one hundred percent (100%) of the capital stock of US Petroleum Depot, Inc. and Continental Trading Enterprizes, Inc. (the “Subsidiary Shares”), two private Nevada Corporations and wholly-owned subsidiaries of UPDA. The consideration paid by us for the Subsidiary Shares consisted of $2,500,000 in cash, payable within 30 days of the Effective Date, and 50,000 shares of our Series A Convertible Preferred Stock valued at $5,000,000 (the “Preferred Stock”). The Preferred Stock is currently convertible into 500,000,000 shares of our common stock and UPDA has the right to vote the shares of Preferred Stock on an “as converted” basis in any matters for which the holders of our common stock are entitled to vote. The closing of the SPA by the Registrant is part of a planned reorganization of the Registrant, a change in the operations of the Registrant, has caused a change of control of the Registrant and resulted in the Registrant becoming a majority owned subsidiary of UPDA. Such change of control transaction is described in greater detail in Item 5.01 of this Current Report.

Pursuant to the terms of the SPA, on April 23, 2007, Messrs. Kamal Abdallah, the CEO, President and board member of UPDA, and Christopher McCauley, the Vice-President, General Counsel and board member of UPDA, were appointed as members of the board of directors of the Registrant to fill vacancies thereon.

The foregoing description of the SPA and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by the complete text of that agreement, the form of which is attached as Exhibit 2.1 to this Report.

Section 2.  Financial Information.

Item 2.01 Completion of Acquisition or Disposition of Assets.

General

On April 23, 2007 (the “Effective Date”), we closed a business combination transaction pursuant to the SPA whereby we purchased the Subsidiary Shares from UPDA for a total purchase price on the Effective Date of $7.5 million (the “Purchase Price”). The Purchase Price paid by us for the Subsidiary Shares consisted of $2,500,000 in cash, payable within 30 days of the Effective Date, and 50,000 shares of our Series A Convertible Preferred Stock valued at $5,000,000 (the “Preferred Stock”). Any capitalized terms not defined herein have the meaning defined in the SPA.

Assets Purchased

On the Effective Date we purchased all of UPDA’s rights, title and interest in the Subsidiary Shares, and thereby acquired all of the rights and obligations under the contracts, agreements, and leases to which US Petroleum Depot, Inc. and Continental Trading Enterprizes, Inc. (the “Subsidiaries”) were a party and all of the other assets and properties used or held for use in connection with the business of the Subsidiaries (collectively, the “Included Assets”). The Included Assets include, but are not limited to the real property leases, buildings and equipment, personal property, business contracts, bank accounts and bank commitments, improvements, accounts receivable, and inventory of the Subsidiaries.

Liabilities Assumed

On the Effective Date we assumed all of the liabilities of the Subsidiaries. Such assumed liabilities include, but are not limited to, obligations for lines of credit, all accounts payable that were outstanding on the Effective Date, and all liabilities or obligations that arise after the Effective Date from or out of the performance or non-performance of the contracts and agreements to which the Subsidiaries are a party.

Purchase Price

On the Effective Date, the Purchase Price paid by us for the Subsidiary Shares consisted of $2,500,000 in cash, payable within 30 days of the Effective Date, and 50,000 shares of our Series A Convertible Preferred Stock valued at $5,000,000 (the “Preferred Stock”). The Preferred Stock is currently convertible into 500,000,000 shares of our common stock and UPDA has the right to vote the shares of Preferred Stock on an “as converted” basis in any matters for which the holders of our common stock are entitled to vote.

Representations and Warranties; and Indemnification

The SPA contains limited representations and warranties by UPDA and us. Each of these representations and warranties will survive indefinitely after the Effective Date. Each party to the SPA agreed to indemnify the other for any losses arising out of any breach by them of any representation, warranty, covenant or agreement in the SPA.

Section 3.  Securities and Trading Markets.

Section 3.02 Unregistered Sales of Equity Securities.

The Issuance of Shares of Our Preferred Stock

On the Effective Date, we completed the issuance of 50,000 shares of our Series A Convertible Preferred Stock (the “Preferred Stock”) to UPDA in a private transaction (the “Issuance”). The 50,000 shares of our Preferred Stock issued in the Issuance were valued at $5,000,000 under the terms of the SPA. All of the shares in the Issuance were issued to UPDA, an accredited investor (as defined in Rule 501 of Regulation D). The shares of Preferred Stock issued in the Issuance are restricted shares and were issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder and Registrant affixed appropriate legends to the stock certificates issued in the Issuance. The Preferred Stock issued in the Issuance is subject to Rule 144 under the Securities Act and therefore generally cannot be resold for a period of twelve months from the date of purchase. No general solicitations were made in connection with the Issuance, and prior to making any offer or sale, we had reasonable grounds to believe and believed that UPDA was capable of evaluating the merits and risks of the investment and was able to bear the economic risk of the investment.

The Preferred Stock is currently convertible into 500,000,000 shares of our common stock and UPDA has the right to vote the shares of Preferred Stock on an “as converted” basis in any matters for which the holders of our common stock are entitled to vote. The shares of our common stock issuable to UPDA upon conversion of the Preferred Stock would be restricted stock upon issuance and would be subject to Rule 144 under the Securities Act, and, therefore, generally could not be resold for a period of twelve months from the date of issuance of the Preferred Stock.

Conversion of Outstanding Notes to Common Stock

On April 25, 2007, the board of directors of the Registrant approved the conversion of an aggregate of one hundred thousand dollars ($100,000) of outstanding notes of the Registrant (the “Notes”) into shares of the Registrant’s common stock. Based upon the current assets and capitalization of the Registrant, the conversion price of the shares of common stock to be issued upon conversion of the Notes was valued at $0.012 per share by the Registrant’s board of directors. The conversion of the Notes to shares of the Registrant’s common stock is at the discretion of the Note holders.

The eventual full conversion of the $100,000 in Notes to common stock will result in the issuance of an aggregate of 8,326,115 restricted shares of our common stock. The shares of common stock to be issued in the conversion shall be restricted shares and will be issued in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder. The shares issued in the conversion are subject to Rule 144 under the Securities Act. However, the Notes have been fully paid and outstanding for a period in excess of two years from the date of their issuance and no additional consideration is payable upon the conversion of the Notes to shares of common stock. Accordingly, the holders of the shares of underlying common stock issued upon conversion of the Notes may be entitled to request the removal of any restrictive legends that would be attached to the common shares so issued in accordance with the provisions of Rule 144(k) under the Securities Act of 1933, as amended. No general solicitations were made in connection with the conversion, and, prior to making any conversions, the Registrant had reasonable grounds to believe and believed that the holders of the Notes were capable of evaluating the merits and risks of the investment and were able to bear the economic risk of the investment.

Section 5. Corporate Governance and Management.

Section 5.01. Changes in Control of Registrant.

Issuance of Our Preferred Stock to UPDA

As described in Item 3.02 above, pursuant to the terms of the SPA, on the Effective Date, through the issuance by the Registrant of the Preferred Stock to UPDA as part of the Purchase Price paid by us for the Subsidiary Shares, UPDA received the right to vote the equivalent of 500,000,000 shares of our common stock in any matters for which the holders of our common stock are entitled to vote. On the Effective Date, the Registrant had approximately 149,815,833 shares of common stock issued and outstanding. As a result of the issuance of the Preferred Stock to UPDA, on an “as converted” basis, UPDA has the power to vote the equivalent of 500,000,000 shares of our common stock. Therefore, UPDA currently has the power to control the vote of approximately 77% of the voting stock of the Registrant.

The issuance of the Preferred Stock to UPDA therefore constitutes a change of control transaction for the Registrant as UPDA now owns a majority of the outstanding voting securities of the Registrant. Therefore, UPDA has the voting power to pass actions requiring shareholder approval and has the voting power to control the election of directors to the Registrant’s board of directors.

UPDA is a public reporting company whose shares currently trade on the Over-the-Counter Bulletin Board under the trading symbol “UPDA.OB”. Therefore, information on the business and financial condition of UPDA can be obtained by visiting the SEC’s website at www.sec.gov.

Changes to Our Board of Directors

Pursuant to the terms of the SPA, on April 23, 2007, Messrs. Kamal Abdallah, the CEO, President and a board member of UPDA, and Christopher McCauley, the Vice-President, General Counsel and a board member of UPDA, were appointed as members of the board of directors of the Registrant to fill vacancies thereon.

Therefore, as a result of the closing of the SPA, we experienced a change in control on April 23, 2007. Although the Registrant is now a majority owned subsidiary of UPDA, the Registrant intends to continue to comply with its public reporting obligations.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On April 23, 2007 (the Effective Date), pursuant to the terms and conditions of the SPA, the Board of Directors of the Registrant appointed Messrs. Kamal Abdallah and Christopher McCauley to fill two of the vacancies on its Board of Directors. Therefore, the Board of Directors of the Registrant currently consists of four (4) members: Messrs. Peter Gelb, Marco Gutierrez, Kamal Abdallah, and Christopher McCauley.

The following is biographical information of the persons appointed to the Board of Directors of the Registrant, as identified above.

The following biographies describe the business experience of Mr. Abdallah and Mr. McCauley:

Kamal Abdallah -Director.

Mr. Abdallah, 42, has been the Chief Executive Officer and a Director of UPDA since March 2005. During that period he has overseen the acquisition, development and management of UPDA’s oil and gas properties, and related assets. Prior to joining UPDA, Mr. Abdallah had over fifteen years experience in commercial real estate investment and development. From 2000 to the present, Mr. Abdallah was self-employed as a real estate development entrepreneur where he developed a successful real estate investment business concentrated in the structuring and financing of a variety of commercial real property transactions. Mr. Abdallah attended Oakland Community College and Oakland University in Michigan where he focused his studies in the area of accounting and finance.

Christopher J. McCauley -Director.

Mr. McCauley, 46, has been the Vice-President, General Counsel and a Director of UPDA since July 2005. Mr. McCauley has over twenty years experience in the areas of real estate and commercial law and over 8 years experience in oil and gas acquisitions and operations. From 1990 to July 2005, Mr. McCauley was in private practice in the state of Ohio as a sole practitioner. Mr. McCauley now devotes all of his professional efforts to the growth and management of UPDA. In 1982, Mr. McCauley graduated from The Ohio State University and in 1986 Mr. McCauley received his J.D. degree from Cleveland-Marshall College of Law.

No director, executive officer, promoter or control person of the Registrant has, within the last five years: (i) had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) been convicted in a criminal proceeding or is currently subject to a pending criminal proceeding (excluding traffic violations or similar misdemeanors); (iii) been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (iv) been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission (the "Commission") or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated. There are no family relationships among any directors and executive officers of the Registrant.

Security Ownership Of Certain Beneficial Owners and Management.

The following table sets forth as of April 24, 2007, certain information regarding the beneficial ownership(1) of our common stock on a fully diluted basis by (i) each person who is known by us to own 5% or more of our common stock, (ii) each of our directors, (iii) certain of our executive officers and (iv) all of our executive officers and directors as a group. Unless otherwise indicated, each of the stockholders shown in the table below has sole voting and investment power with respect to the shares beneficially owned. Unless otherwise indicated, the address of each person named in the table below is the principle offices of the Registrant.

Name and Address	Company Position	Number of Shares Owned	Percent of Class (2)
Mr. Timothy Brink	CEO, President	0	0.0%
Mr. Ernesto Haberer	V.P. Business Dev.	0	0.0%
Mr. Peter Gelb	Director	0	0.0%
Mr. Marco Gutierrez	Director	4,829,844	*
Mr. Kamal Abdallah	Director	0	0.0%
Mr. Christopher McCauley	Director	0	0.0%
UPDA Corp. (3)		500,000,000	76.9%
Ms. Karen Sandhu (4)		141,000,000	21.7%
All directors and executive officers as a group (6 persons)		4,829,844	*

* Less than 1%

(1) As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares (a) the power to vote, or direct the voting of, such security or (b) investment power which includes the power to dispose, or to direct the disposition of, such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days.

(2) After giving effect to the 3 for 1 Stock Split effective April 23, 2007, the Registrant had approximately 149,815,833 shares of Common Stock outstanding as of April 24, 2007.

(3) Universal Property Development & Acquisition Corporation’s address is 14255 U.S. Highway 1, Suite 209, Juno Beach, FL 33408. UPDA owns 50,000 shares of the Registrant’s Series A Convertible Preferred Stock which is currently convertible into 500,000,000 shares of our common stock and is entitled to vote on an as converted basis in all matter in which the common shareholders are entitled to vote.

(4)  Ms. Sandhu’s address is 43111 University Place, Miami, FL 33146

Section 5.03 Amendment to Certificate of Incorporation.

On April 26, 2007, we filed a Certificate of Designation of Powers, Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Nevada. Pursuant thereto, we authorized 500,000 shares of our preferred stock to be designated as Series A Convertible Preferred Stock (the “Preferred Stock”).

The holders of the Preferred Stock may, in their sole discretion, convert each share of Preferred Stock into 10,000 shares of the Registrant’s common stock at any time following the date of issuance of the Preferred Stock. Adjustments in the conversion ratio will be made in the event of a stock dividend, stock split, reclassification, reorganization, consolidation or merger in a manner which will provide the preferred holders, upon full conversion into common stock, with the same percentage ownership of the Registrant that existed immediately prior to such action. The Preferred Stock has the same voting rights as our common stock, on an as converted basis, with the preferred holders having one vote for each share of common stock into which their Preferred Stock is convertible. The holders of the Preferred Stock have the right to vote on all matters presented to our common stockholders for a vote. The Preferred Stock has a liquidation preference over our common stock up to the one-hundred dollar ($100) per share issuance price of the Preferred Stock.

The foregoing description of the Certificate of Designation is not intended to be complete and is qualified in its entirety by the complete text of that certificate, the form of which is attached as Exhibit 4.1 to this Report.

Section 8. Other Events.

Through the business combination transaction described in Section 2 of this Report above, we have materially changed our operations from a medical devices company to one with operations in the marketing and sale of oil and gas products. The following is a description of the past operations of US Petroleum Depot, Inc. and Continental Trading Enterprizes, Inc. and of our business plan for our future operations.

Cautionary Notice Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of such terms and other comparable terminology. You should not place undue reliance on these forward-looking statements, which speak only as of the date made. You should also know that such statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions. Should any of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may differ materially from those included within these forward-looking statements. We undertake no obligation to publicly release the result of any revision to these forward-looking statements to reflect events or circumstances occurring after the date they are made or to reflect the occurrence of unanticipated events.

Post Stock Purchase Business Summary

As a result of the closing of the SPA, the operations of US Petroleum Depot, Inc. and Continental Trading Enterprizes, Inc., our newly acquired wholly-owned subsidiaries, will be our primary operations. US Petroleum Depot, Inc. and Continental Trading Enterprizes, Inc. (hereinafter referred to as the “Subsidiaries”), were formed under the laws of the State of Nevada in 2006. We acquired all of the capital stock of the Subsidiaries through the closing of the SPA and will use their assets to conduct our business. The following is a brief description of our proposed operations.

Business

Through the Subsidiaries, the operations of the Registrant will primarily be the national and international wholesale distribution of petroleum products. The Registrant also intends to use the facilities of its Subsidiaries to expand its petroleum products trading operations, expand its distribution activities and attempt to develop alternative formulas of unleaded gasoline through the blending of fuels with varying octane levels.

US Petroleum Depot, Inc. one of the Subsidiaries, entered into an agreement to acquire the lease to an oil blending and distribution facility located at 32 Espiritu, Brownsville, Texas in 2006. US Petroleum closed on the lease acquisition for the storage facility in the first quarter of 2007. The property leased and operated by US Petroleum consists of, but is not limited to: (i) approximately 5.45 acres of real property, (ii) four oil storage tanks with an aggregate capacity of 48,000 barrels, (iii) ship channel access via two 8 inch diameter oil pipelines that measure 2,000 feet each, (iv) a railroad spur to receive or load oil via rail cars with a capacity of up to 800 barrels each and (v) equipment to allow the loading and unloading of oil from tanker trucks (collectively, the “Brownsville facility”).

U.S. Petroleum intends to use the Brownsville facility in the operation of its business of receiving, storing and distributing petroleum products such as light crude condensate. The Brownsville facility will allow U.S. Petroleum to receive and to load barges of diverse capacities, and to receive and load rail cars. US Petroleum is currently receiving shipments of petroleum via truck transport. U.S. Petroleum has obtained all the operational permits required for its business operations from regulators such as the United States Coast Guard, OSHA, and the EPA.
The Registrant utilizes the Brownsville facility to gather and store smaller shipments of petroleum products and to aggregate those shipments into larger, more economically viable batches for wholesale shipment using its barge loading facilities. By doing so, the Registrant will be able to take advantage of economies of scale and reduce the per barrel transportation costs for its products.

Product Offerings

The Brownsville terminal facility is currently receiving small batch shipments of light crude oil condensate from Mexico. This product will be resold into the US market. The Registrant gathers and stores these small batches of condensate at its Brownsville facility until a large enough quantity is available to ship via barge. As we continue to develop this supply source, refine the operation of the Brownsville facility and acquire additional storage facilities, we expect to be able to ship approximately 20,000 barrels per week of condensate over the short term.
In March 2007, US Petroleum completed the delivery of approximately 20,000 barrels of light crude condensate. In April 2007, US Petroleum completed the delivery of an additional 15,000 barrels of light crude condensate.

Growth and Profitability Strategy

Through the Subsidiaries, we intend to expand our current condensate trading operations, enter into new distribution relationships and enter into the fuel blending and wholesale distribution markets. Continental Trading is currently attempting to develop a unique formula for unleaded gasoline through the blending of fuels with varying octane levels. Continental Trading is also in the process of cultivating a distribution network to market and deliver this new product to independent dealers and retail outlets. As this network matures, we intend to increase the volume of production and we anticipate the acquisition by US Petroleum of additional storage and blending facilities to facilitate this business area.

While the Registrant intends for its subsidiaries to operate at a net profit, to date the Subsidiaries have a limited operating history and, therefore, the Registrant cannot accurately predict what their future results of operation will be, how the closing of the SPA will impact the operating results of the Registrant, or how the operations of the Subsidiaries will impact the operating results of the Registrant.

Risk Factors

General Risks Related to Our Company

We Have a Limited Operating History.

Because our business plan was only recently adopted we have a limited operating history. Such limited operating history makes it more difficult to predict whether or not we will be successful in the future. Our future financial and operational success is subject to the risks, uncertainties, expenses, delays and difficulties associated with managing a new business, many of which may be beyond our control. In addition, we compete in a volatile and highly price sensitive industry and we may face many uncertainties. Our success will depend on many factors, including those described in this Risk Factors section.

We Have a History of Losses and May Need Additional Financing

We have experienced operating losses, as well as net losses, for each of the years during which we have operated. We anticipate future losses and negative cash flow to continue for the foreseeable future.

To date, we have received only limited revenue from the sale of our products. We have incurred significant costs in connection with the development of our business and there is no assurance that we will achieve sufficient revenues to offset anticipated operating costs. Although we anticipate deriving revenues from the sale of our oil and gas production, no assurance can be given that these products can be sold on a net profit basis. We anticipate that our losses will continue until we are able to generate sufficient revenues to support our operations. If we achieve profitability, we cannot give any assurance that we would be able to sustain or increase profitability on a quarterly or annual basis in the future.

Similarly, in the future, we may not generate sufficient revenue from operations to pay our operating expenses. If we fail to generate sufficient cash from operations to pay these expenses, our management will need to identify other sources of funds. We may not be able to borrow money or issue more shares of common or preferred stock to meet our cash needs. Even if we can complete such transactions, they may not be on terms that are favorable or reasonable from our perspective.

We May Not Be Able to Borrow Funds

There currently are no legal limitations on our ability to borrow funds to increase the amount of capital available to us to carry out our business plan. However, our limited resources and limited operating history will make it difficult to borrow funds. The amount and nature of any such borrowings would depend on numerous considerations, including our capital requirements, our perceived ability to meet debt service on any such borrowings and the then prevailing conditions in the financial markets, as well as general economic conditions. There can be no assurance that debt financing, if required or sought, would be available on terms deemed to be commercially acceptable by us and in our best interest.

Managing Growth and Expansion.

We currently anticipate a period of growth as a result of the recent changes in our corporate structure and the sale of products by our subsidiaries. The resulting strain on our managerial, operational, financial and other resources could be significant. Success in managing any such expansion and growth will depend, in part, upon the ability of senior management to manage effectively. Any failure to manage the anticipated growth and expansion could have a material adverse effect on our business.

A substantial or extended decline in oil prices may adversely affect our business, financial condition or results of operations and our ability to meet our financial commitments.

The price we receive for our petroleum products heavily influences our revenue, profitability, access to capital and future rate of growth. Oil is a commodity and, therefore, its price is subject to wide fluctuations in response to relatively minor changes in supply and demand. Historically, the markets for oil have been volatile. These markets will likely continue to be volatile in the future. The prices we receive for our products, and the levels of demand for our products, depend on numerous factors beyond our control. These factors include, but are not limited to, the following:

•	changes in global supply and demand for oil;
•	the actions of the Organization of Petroleum Exporting Countries, or OPEC;
•	the price and quantity of imports of foreign oil;
•	political conditions, including embargoes, in or affecting other oil-producing activity;
•	the level of global oil exploration and production activity;
•	the level of global oil inventories;
•	weather conditions;
•	technological advances affecting energy consumption; and
•	the price and availability of alternative fuels.

Lower oil prices may not only decrease the demand for our products but also may reduce the available supply of the light crude condensate that is our primary product. A substantial or extended decline in oil prices may materially and adversely affect our future business, financial condition, results of operations, liquidity or ability to finance planned capital expenditures.

Our business is subject to compliance with environmental laws and regulations that may expose us to significant costs and liabilities and adversely affect our results of operations

Our business is subject to federal, state and local environmental laws and regulations governing the discharge of materials into the environment or otherwise relating to protection of human health, natural resources and the environment. These laws and regulations may impose numerous obligations that are applicable to our operations, such as requiring the acquisition of permits to conduct regulated activities; restricting the manner in which we can release materials into the environment; requiring remedial activities or capital expenditures to mitigate pollution from former of current operations; and imposing substantial liabilities on us for pollution resulting from our operations. Numerous governmental authorities, such as the U.S. Environmental Protection Agency and analogous state agencies, have the power to enforce compliance with these laws and regulations and the permits issued under them, oftentimes requiring difficult and costly actions. Many environmental laws and regulations can impose joint and several strict liability, and any failure to comply with environmental laws, regulations and permits may result in the assessment of administrative, civil, and criminal penalties, the imposition of investigatory and remedial obligations, and, in some circumstances, the issuance of injunctions that can limit or prohibit our operations. The clear trend in environmental regulation is to place more restrictions and limitations on activities that may affect the environment, and, thus, any changes in environmental laws and regulations that result in more stringent and costly waste handling, storage, transport, disposal, or remediation requirements could have a material adverse effect on our operations and financial position.

Our business would be adversely affected if operations at our transportation, terminalling and storage and distribution facilities experienced significant interruptions. Our business would also be adversely affected if the operations of our customers and suppliers experienced significant interruptions.

Our operations are dependent upon our terminalling and storage facilities and various means of transportation. We are also dependent upon the uninterrupted operations of certain facilities owned or operated by our suppliers and customers. Any significant interruption at these facilities or inability to transport products to or from these facilities or to or from our customers for any reason would adversely affect our results of operations and cash flow. Operations at our facilities and at the facilities owned or operated by our suppliers and customers could be partially or completely shut down, temporarily or permanently, as the result of any number of circumstances that are not within our control, such as:

• catastrophic events, including hurricanes;
• environmental remediation;
• labor difficulties; and
• disruptions in the supply of our products to our facilities or means of transportation.

Additionally, terrorist attacks and acts of sabotage could target oil and gas production facilities, refineries, processing plants, terminals and other infrastructure facilities. Any significant interruptions at our facilities, facilities owned or operated by our suppliers or customers, or in the oil and gas industry as a whole caused by such attacks or acts could have a material adverse affect on our results of operations.

Risks Relating to Our Common Stock

The market price of our stock may be affected by the issuance of additional shares of our common stock upon the conversion of shares of our preferred stock.

As of April 24, 2007 we had an aggregate of 50,000 shares of preferred stock outstanding, which are convertible into an aggregate of 500,000,000 restricted shares of our common stock. Furthermore, our board of directors has authorized the conversion of $100,000 of our outstanding debts into 8,326,115 shares our common stock.

Substantial sales of our common stock, including shares issued upon the conversion of our preferred shares and debts, in the public market, or the perception that these sales could occur, may have a depressive effect on the market price of our common stock. Such sales or the perception of such sales could also impair our ability to raise capital or make acquisitions through the issuance of our common stock.

We have no plans to pay dividends on our common stock. You may not receive funds without selling your stock.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain future earnings, if any, to finance the expansion of our business. Our future dividend policy is within the discretion of our board of directors and will depend upon various factors, including our business, financial condition, results of operations, capital requirements and investment opportunities.

Our Common Stock Is Subject To "Penny Stock" Restrictions Under Federal Securities Laws, Which Could Reduce The Liquidity Of Our Common Stock

The Securities and Exchange Commission has adopted regulations, which generally define penny stocks to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. On April 24, 2007, the closing price for our common stock, as quoted on the Over the Counter Bulletin Board, was $3.65 per share and therefore, our common stock is designated a "Penny Stock." As a penny stock, our common stock may become subject to Rule 15g-9 under the Exchange Act or the Penny Stock Rules. These rules include, but are not limited to, Rules 3a5l-l, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6 and 15g-7 under the Securities Exchange Act of 1934, as amended. These rules impose additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and "accredited investors" (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

The rules may further affect the ability of owners of our shares to sell their securities in any market that may develop for them. There may be a limited market for penny stocks, due to the regulatory burdens on broker-dealers. The market among dealers may not be active. Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark-ups or commissions charged by the broker-dealers may be greater than any profit a seller may make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold the stock to the investor. In some cases, the stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

The penny stock restrictions will no longer apply to our common stock if we become listed on a national exchange. In any event, even if our common stock were exempt from the penny stock restrictions, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Securities and Exchange Commission the authority to restrict any person from participating in a distribution of penny stock, if the Securities and Exchange Commission finds that such a restriction would be in the public interest.

The ownership of our voting capital stock is closely held by our parent company; UPDA, making UPDA the major shareholder in our company.

Approximately 77% of the outstanding voting shares of our capital stock are currently held by UPDA.  Consequently, UPDA will control the business decisions of our company, including, but not limited to, the election of the members of our Board of Directors.

Section 9.  Financial Statement and Exhibits.

(b) Pro Forma Financial Information

Continental Fuels
Pro Forma Consolidated Condensed Balance Sheet
December 31, 2006
(Unaudited )

	A	B
	Continental Fuels Inc.	Sale of Assets	Financing		Acquisition		Pro forma

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$-	$-	$-	C	1,200,000	E	$1,200,000
Accounts receivable	24,478	(24,478)	-				-
Inventory	12,206	(12,206)	-				-
Employee advances	-	-	-				-
Prepaid and other current assets	14,866	(14,866)	-				-
							-
TOTAL CURRENT ASSETS	51,550	(51,550)	-		1,200,000		1,200,000

Property and equipment, net	6,098	(6,098)	-		1,000,000	E	1,000,000
Deposits	4,520	(4,520)	-				-
Goodwill		-	-		6,300,000	F	6,300,000

TOTAL ASSETS	$62,168	$(62,168)	$-		$8,500,000		$8,500,000

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Notes payable	$132,349						$132,349
Notes payable to related parties	333,375						333,375
Bank overdraft	1,770	$(1,770)	-		-		-
Accounts payable	164,080	(164,080)	-				-
Accrued salaries	15,000	(15,000)	(200,000)	C			(200,000)
Accrued interest	12,669	(12,669)					-
Accrued taxes	163,794	(163,794)					-
Sellers note		-	-		3,500,000	D	3,500,000
							-
TOTAL CURRENT LIABILITIES	823,037	(357,313)	(200,000)		3,500,000		3,765,724

Commitments			-				-

STOCKHOLDERS' EQUITY (DEFICIT)							-

Preferred stock - $0.0001 par value; 100,000,000 shares authorized; none issued or outstanding	-				$5,000,000	D	5,000,000
Common stock - $0.001 par value; 900,000,000 shares authorized; 2,812,323 issued and outstanding December 31, 2006	2,812	-					2,812
Additional paid-in capital	19,408,417	-	200,000	C			19,608,417
Accumulated deficit	(20,172,098)	295,145	-				(19,876,953)
			-
			-
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(760,869)	295,145	200,000		5,000,000		4,734,276
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$62,168	$(62,168)	$-		$8,500,000		$8,500,000

	-	-	-				-

UNAUDITED PRO FORMA CONSOLIDATED
CONDENSED FINANCIAL STATEMENTS

On April 23, 2007, Continental Fuels, Inc. (formerly Coronado Industries, Inc.) (the “Registrant”) acquired from Universal Property Development and Acquisition Corporation (“UPDA”) all of the outstanding capital stock of UPDA’s wholly owned subsidiaries, US Petroleum Depot, Inc. and Continental Trading Enterprises, Inc., for $5 million of the Registrant’s Series A Convertible Preferred Stock and $2.5 million of cash payable within 30 days.

On January 26, 2007, the Registrant and G. Richard Smith, the former CEO and chairman of the board of the Registrant, entered into an Asset Sales Agreement (the “ASA”) dated as of January 26, 2007, pursuant to which the Registrant agreed to sell and Mr. Smith agreed to purchase substantially all of the Registrant’s assets, including but not limited to, one hundred percent (100%) of the outstanding capital stock of each of the Registrant’s subsidiaries, American Glaucoma, Inc., Ophthmalmic International, Inc., American Glaucoma - Florida, Inc., and Ophthalmic International, LLC, as well as all of the Registrant’s furniture, fixtures, inventory, and office equipment and all other personal property owned by the Registrant (collectively the “Assets”). The purchase price for the Assets sold by the Registrant to Mr. Smith pursuant to the ASA was $300,000 in cash (the “Purchase Price”). The Purchase Price was paid upon the closing of the transaction. Pursuant to the terms of the ASA, Mr. Smith also agreed to assume certain liabilities of the Registrant if they remain unpaid subsequent to the closing of the sale of the Assets. The remaining asset of the Registrant was the marketing agreement to sell and distribute products in Europe. In addition, the Registrant received $200,000 in exchange for the sale of 47 million shares of its restricted common stock.

This unaudited pro forma information should be read in conjunction with the consolidated financial statements of the Registrant included in our annual report filed on Form 10-KSB for the year ended December 31, 2006.

The following unaudited pro forma balance sheet has been prepared in accordance with accounting principles generally accepted in the United States of America, which gives effect to the acquisition of US Petroleum Depot, Inc. and Continental Trading Enterprises, Inc. (the “Acquired Businesses”), the sale of the Assets, and the financing raised in connection with that sale, as if the acquisition, sale and financing occurred on December 31, 2006, and combines the consolidated balance sheet of the Registrant as of December 31, 2006, which is included in the Registrant’s Form 10-KSB for the period ended December 31, 2006. Under the terms of the purchase agreement for the Acquired Businesses the Registrant will recognize goodwill on this acquisition. Under the terms of the ASA, the Registrant will recognize a gain on the sale. As more fully described in the notes to the pro forma consolidated condensed financial statements, a preliminary allocation of the excess of the purchase price, over the fair value of the net assets has been recorded as a gain on sale. At this time, the work needed to provide a final determination of the allocation of the purchase price over the net assets acquired in the acquisition of the Acquired Businesses has not been finalized. In addition, the basis for estimating the fair values of the net assets has not been completed. As a result, the final allocation of the excess purchase price over the net assets acquired and the excess of the sale price over the fair value of the net assets sold could differ materially. Accordingly, a change in the fair value of the net assets sold could have an impact on the amount of gain recognized.

These unaudited pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition of the assets of the Acquired Businesses been consummated as of the dates specified above.

PRO FORMA BALANCE SHEET

A	Information was derived from Annual Report on Form 10-KSB of Continental Fuels, Inc. for the period ended December 31, 2006.

B	Represents assets and liabilities sold to G. Richard Smith, the former Chairman of the Registrant’s board of directors.

C	Represents $200,000 private placement received from one investor for $47 million shares.

D
Represents the acquisition price paid for the Acquired Businesses, paid as follows: $5 million of Series A Convertible Preferred Stock and a $2.5 million note payable in 30 days and $1million acquired as a loan on the subsidiary to the former parent UPDA.

E	Represents assets in the Acquired Businesses.

F	Represents estimated intangibles based on the acquisition price of $7.5 million less net assets acquired of $1.2 million.

(c) Exhibits.

The following Exhibits are hereby filed as part of this Current Report on Form 8-K:

Exhibit	Description

2.1	Form of the Stock Purchase Agreement by and among Continental Fuels, Inc. and Universal Property Development and Acquisition Corporation dated as of April 23, 2007.

4.1	Form of the Certificate of Designation of Powers, Preferences and Rights of the Series A Convertible Preferred Stock of the Registrant.

10.1	Commercial Contract-Improved Property by and between International Trades & Forwarding LLC as the Seller and U.S. Petroleum Depot, Inc. as the Buyer, dated as of December 1, 2006.

99.1	Press Release dated April 23, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Fuels, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2007

CONTINENTAL FUELS, INC.

By:	/s/ Timothy Brink
Timothy Brink
CEO and President

EXHIBIT INDEX

The following Exhibits are filed herewith:

Exhibit	Description

2.1	Form of the Stock Purchase Agreement by and among Continental Fuels, Inc. and Universal Property Development and Acquisition Corporation dated as of April 23, 2007.

4.1	Form of the Certificate of Designation of Powers, Preferences and Rights of the Series A Convertible Preferred Stock of the Registrant.

10.1	Commercial Contract-Improved Property by and between International Trades & Forwarding LLC as the Seller and U.S. Petroleum Depot, Inc. as the Buyer, dated as of December 1, 2006.

99.1	Press Release dated April 23, 2007